UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2023
CNX Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
1000 Horizon Vue Drive
Canonsburg, Pennsylvania 15317

(Address of principal executive offices)
(Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Excellence Officer

On May 24, 2023, it was determined that Mr. Olayemi Akinkugbe, Chief Excellence Officer (“CXO”) of CNX Resources Corporation (“CNX” or the “Company”), will separate from service without cause from the Company effective June 30, 2023 (the “Departure Date”). In connection with his departure, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved CNX’s execution of a letter agreement with Mr. Akinkugbe (the “Agreement”), dated May 24, 2023, pursuant to which the Company agreed to provide him the following severance payments and benefits: (i) a lump sum payment equal to $340,000.00 (less applicable withholdings and deductions), (ii) to vest by March 15, 2024 all unvested restricted stock units previously granted to him, (iii) to allow his performance share units to continue to vest and be paid, if at all, subject to attainment of the applicable performance goals as determined by the Compensation Committee after the end of the applicable performance period; (iv) to permit his vested option awards to remain exercisable until the expiration of the applicable option term, and (v) to pay his health insurance premiums until the earlier of (A) the end of the 12-month period following the Departure Date and (B) the date upon which he becomes eligible for medical benefits from a new employer. In consideration for the severance payments and benefits, Mr. Akinkugbe agreed to release any claims against the Company and its affiliates and, if he revokes the Agreement within seven days after its execution, the Agreement will terminate and Mr. Akinkugbe will not be entitled to such severance payments and benefits.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Letter Agreement, dated May 24, 2023, by and between CNX Resources Corporation and Olayemi Akinkugbe

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CNX RESOURCES CORPORATION

By:    /s/ Alexander J. Reyes
    Name: Alexander J. Reyes
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: May 26, 2023